                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         Reliance Steel & Aluminum Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                         RELIANCE STEEL & ALUMINUM CO.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2001

                            ------------------------

To the Shareholders of
Reliance Steel & Aluminum Co.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Reliance Steel & Aluminum Co. (the "Company") will be held on Wednesday, May 16, 2001, at 10:00 a.m., California time, at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, for the following purposes:

          1. To elect four directors to serve for two years and until their successors have been elected and qualified. The nominees for election to the Board are Douglas M. Hayes, Robert Henigson, Karl H. Loring and Leslie
     A. Waite.

          2. To amend the Company's Bylaws to change the authorized number of directors to not less than nine nor more than fifteen.

          3. To amend the Company's Incentive and Non-Qualified Stock Option Plan to increase to 2.5 million the number of shares of Common Stock available for the grant of options.

          4. To approve Ernst & Young LLP as the independent auditors of the Company.

          5. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

     Only holders of shares of record on the books of the Company at the close of business on April 12, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Trading in the Company's Common Stock will continue during the solicitation period.

     A Proxy Statement and a proxy in card form are enclosed with this Notice. All shareholders are invited to attend the Annual Meeting. To make it easier, you may vote on the Internet or by telephone. The instructions attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed envelope to which no postage need be affixed if it is mailed in the United States. Giving such proxy will not affect your right to vote in person if you attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 16, 2001

                         RELIANCE STEEL & ALUMINUM CO.
                             2550 EAST 25TH STREET
                         LOS ANGELES, CALIFORNIA 90058

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2001

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reliance Steel & Aluminum Co. ("Reliance" or the "Company") for use at the Annual Meeting of its shareholders to be held at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, on Wednesday, May 16, 2001 at 10:00 a.m., California time, or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

                          INFORMATION CONCERNING PROXY

     The persons named as proxyholders were selected by the Board of Directors. The shares of Common Stock represented by the proxies will be voted at the Annual Meeting. The cost of solicitation of proxies will be borne by Reliance. The Board of Directors (the "Board") will solicit proxies by mail, by telephone, and electronically via the Internet. In addition, certain officers and agents of the Company may solicit proxies by telephone, telegraph, and personal interview (the cost of which will be nominal). It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. They will be reimbursed by Reliance for their out-of-pocket expenses incurred in connection therewith.

     The only matters of business which Reliance's management intends to present at the Annual Meeting are the (1) election of four directors to serve for the ensuing two years and until their successors are duly elected and qualified, (2) the amendment of the Company's Bylaws to increase the number of authorized directors, (3) the amendment of the Company's Incentive and Non-Qualified Stock Option Plan ("Stock Option Plan") to increase the number of shares available for the grant of options, and (4) the approval of the Board's selection of Ernst & Young LLP as the Company's independent auditors for 2001. If no contrary instructions are indicated on the proxy, each proxy will be voted FOR the election of the four nominees named herein as directors, FOR the amendment of the Bylaws, FOR the amendment of the Stock Option Plan, and FOR the approval of Ernst & Young LLP. If other matters properly come before the meeting, each proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of the Company.

     Shareholders who execute proxies may revoke them at any time before they are voted (i) by filing with the Secretary of Reliance either an instrument revoking the proxy or a proxy bearing a later date, duly executed by the shareholder, or (ii) by giving written notice to Reliance of the death or incapacity of the shareholder who executed the proxy. In addition, the powers of a proxyholder are suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person.

     An Annual Report with audited financial statements for the fiscal year ended December 31, 2000 accompanied by a letter to the shareholders from the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer and the Senior Vice President and Chief Financial Officer is included herewith. Such report and letter are not incorporated in, and are not a part of, this Proxy Statement and do not constitute proxy-soliciting material. Reliance intends to mail this Proxy Statement and accompanying material on or about April 16, 2001.

                INFORMATION CONCERNING THE COMPANY'S SECURITIES

     Shares of common stock, no par value (hereinafter sometimes called "shares" or "Common Stock"), are the only voting securities of Reliance. As of February 28, 2001 a total of 25,179,542 shares were issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on the books of the Company at the close of business on April 12, 2001 will be entitled to vote at the Annual Meeting.

     In the election of directors, shareholders are entitled to cumulate their votes for candidates whose names have been placed in nomination prior to the voting, if a shareholder has given notice at the Annual Meeting prior to the voting of his or her intention to cumulate votes. Cumulative voting entitles every shareholder who is otherwise entitled to vote at an election of directors to cumulate their votes, that is, to give any one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or to distribute those cumulated votes on the same principle among as many candidates as a shareholder thinks fit. If any one shareholder gives notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates. On all matters other than election of directors, each share has one vote.

     The affirmative vote of at least a plurality of the aggregate number of votes represented by the shares present at the Annual Meeting in person or by proxy is required to elect directors. That means that the four individuals receiving the largest number of votes cast will be elected as directors, whether or not they receive a majority of the votes cast. The affirmative vote of a majority of the votes cast is required to approve the amendment of the Bylaws, to approve the amendment of the Stock Option Plan and to approve the independent auditors.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 2001, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company who owns beneficially or of record more than five percent (5%) of the Common Stock of the Company, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:

                                                              AMOUNT AND NATURE    PERCENTAGE OF
                                                                OF BENEFICIAL       OUTSTANDING
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)               OWNERSHIP(2)       SHARES OWNED
          ---------------------------------------             -----------------    -------------
Florence A. Neilan..........................................      4,198,090            16.67%
  2888 Bayshore Dr., Apt. A-12
  Newport Beach, CA 92663
Franklin Resources, Inc. ...................................      1,989,496(3)          7.90%
  777 Mariners Island Blvd.
  San Mateo, CA 94404
Thomas W. Gimbel, Janet Gimbel Rogers and Joanne Gimbel, Co-
  Trustees of the Gimbel Family Trust.......................        958,838(4)          3.81%
  740 Chaucer Road
  San Marino, CA 91108
Joe D. Crider...............................................        104,551(5)             *
  400 A Mariposa
  Sierra Madre, CA 91024
Thomas W. Gimbel............................................        430,183(6)          1.71%
  P.O. Box 50270
  Pasadena, CA 91115
David H. Hannah.............................................        114,788(7)             *
Douglas M. Hayes............................................         15,000(8)             *
  2545 Roscomare Rd.
  Los Angeles, CA 90077
Robert Henigson.............................................        337,275(9)          1.34%
  P.O. Box 345
  Deer Harbor, WA 98243
Karl H. Loring..............................................         40,234(10)            *
  4460 Wilshire Boulevard, #602
  Los Angeles, CA 90010
Gregg J. Mollins............................................         94,101(11)            *
William I. Rumer............................................        771,364(12)         3.06%
  515 Ocean Avenue, #602 So.
  Santa Monica, CA 90402
Leslie A. Waite.............................................         68,406(13)            *
  1640 Lombardy Road
  Pasadena, CA 91106
Karla R. McDowell...........................................         32,468(14)            *
James P. MacBeth............................................         48,806(15)            *
William K. Sales, Jr. ......................................         28,317(16)            *
All directors and executive officers as a group (12
  persons)..................................................      2,085,493(17)         8.21%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the address of each beneficial owner is 2550 East 25th Street, Los Angeles, California 90058.

 (2) The Company has been advised that the named shareholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

 (3) A Schedule 13-G was filed on behalf of Franklin Resources, Inc., parent holding company; Charles B. Johnson, principal shareholder of parent holding company; Rupert H. Johnson, principal shareholder of parent holding company; and Franklin Advisers, Inc., investment adviser, all of which disclaim beneficial ownership of the shares, which securities are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Of the reported shares, 1,622,000 shares are owned by Franklin Advisers, Inc., 296,996 shares are owned by Franklin Management, Inc. and 70,500 shares are owned by Franklin Advisory Services, LLC.

 (4) Excludes 319,613 shares which are held in the Gimbel Family Trust for the benefit of Mr. Gimbel. See (6) below.

 (5) These shares are held by Mr. Crider as a Co-Trustee of the Crider Family Trust, with his wife. Includes 12,750 shares issuable upon the exercise of options held by Mr. Crider, with exercise prices from $18.04 to $18.83 per share.

 (6) Includes 12,750 shares issuable upon the exercise of options held by Mr. Gimbel, with exercise prices from $18.58 to $18.83 per share and 750 shares which are owned jointly with Mr. Gimbel's wife. Includes 319,613 shares which are held in the Gimbel Family Trust for the benefit of Mr. Gimbel, but not shares held by the Gimbel Family Trust for the benefit of other beneficiaries, with respect to which Mr. Gimbel is a Co-Trustee. Excludes 13,204 shares to which Mr. Gimbel may be entitled from his parents' estates.

 (7) Includes 32,500 shares issuable upon the exercise of options held by Mr. Hannah, with exercise prices of $18.83 to $25.46 per share. All of the shares are owned jointly with Mr. Hannah's wife. Excludes 12,641 shares with respect to which Mr. Hannah has a vested right and shared voting power pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

 (8) Includes 12,750 shares issuable upon the exercise of options held by Mr. Hayes, with exercise prices from $18.83 to $26.08 per share.

 (9) Includes 9,150 shares issuable upon the exercise of options held by Mr. Henigson, with exercise prices from $18.83 to $26.08 per share.

(10) These shares are held by Mr. Loring as Trustee of The Loring Family Trust. Includes 11,250 shares issuable upon the exercise of options held by Mr. Loring, with exercise prices from $18.83 to $26.08 per share.

(11) Includes 32,500 shares issuable upon the exercise of options held by Mr. Mollins, with an exercise price of $18.83 to $25.46 per share. Excludes 4,955 shares with respect to which Mr. Mollins has a vested right and shared voting power pursuant to the Company's ESOP.

(12) These shares are held by Mr. Rumer as Trustee of the Rumer Family Trust. Includes 12,750 shares issuable upon the exercise of options held by Mr. Rumer, with exercise prices from $18.83 to $26.08 per share. Excludes shares held by Mr. Rumer's wife and adult children as to which he disclaims beneficial ownership. Includes 1,500 shares held in Mr. Rumer's I.R.A.

(13) Includes 12,750 shares issuable upon the exercise of options held by Mr. Waite, with exercise prices from $18.83 to $26.08 per share.

(14) Includes 17,500 shares issuable upon the exercise of options held by Ms. McDowell, with exercise prices from $18.83 to $22.00 per share. Excludes 1,509 shares with respect to which Ms. McDowell has a vested right and shared voting power pursuant to the Company's ESOP.

(15) Includes 22,313 shares issuable upon the exercise of options held by Mr. MacBeth, with exercise prices from $18.83 to $24.67 per share. Excludes 4,464 shares with respect to which Mr. MacBeth has a vested right and shared voting power pursuant to the Company's ESOP.

(16) Includes 27,938 shares issuable upon the exercise of options held by Mr. Sales, with exercise prices from $18.83 to $19.50 per share.

(17) See notes 5 through 16.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into two classes, as nearly equal in number as possible, and that one class shall be elected each year and serve for a two-year term. The terms of four of the incumbent directors expire as of the date of the Annual Meeting. THE NOMINEES OF THE BOARD OF DIRECTORS FOR ELECTION AT THE ANNUAL MEETING AS DIRECTORS OF THE COMPANY ARE DOUGLAS M. HAYES, ROBERT HENIGSON, KARL H. LORING AND LESLIE A. WAITE. The term of office for each director elected at the Annual Meeting will be two years, until the second following Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     In the absence of any direction to the contrary, the proxies will be voted FOR the above-named nominees. In voting the proxies for election of directors, the persons named as proxyholders have the right to cumulate the votes for directors covered by the proxies (unless otherwise instructed) and may do so if such action is deemed desirable.

     The nominees for the office of director expiring in 2001 were elected to their present term of office by vote of the shareholders of the Company at the Annual Meeting of Shareholders held in May 1999. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that, at the date of the Annual Meeting or any adjournment thereof, any nominee declines or is unable to serve, the proxies will be voted for such other person for director as the Board of Directors may select or, if no other person is so selected, as the persons named in the proxies may, in their discretion, select.

     CERTAIN INFORMATION WITH RESPECT TO EACH NOMINEE IS SET FORTH IN "MANAGEMENT" BELOW. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.

                         AUTHORIZED NUMBER OF DIRECTORS

     Under Section 3.2 of the Restated and Amended Bylaws (the "Bylaws") of the Company, the authorized number of directors of the Company shall not be less than five nor more than nine with the exact number of directors to be fixed, within the specified limits, by the Board of Directors. The Company currently has nine directors. The Board of Directors believes that it would be in the best interest of the Company and its shareholders to increase the number of authorized directors to allow the Company to provide for succession planning and to meet the needs of the Company for certain expertise. Accordingly, the Board of Directors adopted, and is seeking shareholder approval of, the following resolution:

          "NOW, THEREFORE, IT IS HEREBY RESOLVED that Section 3.2 of the Bylaws be amended to provide that the authorized number of directors shall be not less than nine and not more than fifteen, with the exact number of directors to be nine until and unless the fixed number of directors is changed by resolution of the Board of Directors."

     The resolution must be approved by the affirmative vote of holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS AMENDMENT OF THE BYLAWS TO INCREASE THE AUTHORIZED NUMBER OF DIRECTORS.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the directors and executive officers of the Company:

                   NAME                     AGE                POSITION WITH THE COMPANY
                   ----                     ---                -------------------------
David H. Hannah(1)........................  49    President; Chief Executive Officer; Director
Gregg J. Mollins(1).......................  46    Executive Vice President; Chief Operating Officer;
                                                  Director
Karla R. McDowell.........................  35    Senior Vice President; Chief Financial Officer
James P. MacBeth..........................  53    Vice President, Carbon Steel Operations
William K. Sales, Jr. ....................  43    Vice President, Non-Ferrous Operations
Joe D. Crider(1)..........................  71    Chairman of the Board; Director
Thomas W. Gimbel(1).......................  49    Director
Douglas M. Hayes(2).......................  56    Director
Robert Henigson(2)(3)(4)..................  75    Director
Karl H. Loring(2)(3)(4)...................  77    Director
William I. Rumer(1)(4)....................  74    Director
Leslie A. Waite(2)(3)(4)..................  55    Director

---------------
(1) Term of office as a director expiring in 2002.

(2) Term of office as a director expiring in 2001.

(3) Member of the Audit Committee.

(4) Member of the Compensation and Stock Option Committee.

  Nominees for Directors to be Elected in 2001 With Terms Ending in 2003

     DOUGLAS M. HAYES became a director of the Company in September 1997. Mr. Hayes retired from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), where he was Managing Director of Investment Banking from 1986 to May 1997, after which he established his own investment banking firm, Hayes Capital Corporation, located in Los Angeles, California. DLJ was an underwriter in the 1997 public equity offering of the Company and was also the underwriter in the Company's initial public offering in 1994. Mr. Hayes is also chairman of the board of directors of Compass Aerospace Corporation, a private company with publicly traded bonds, where he serves on the Compensation Committee. In addition, Mr. Hayes is a director of Gametech International, Inc., a public company, the securities of which are traded over the counter, where he serves on the Audit Committee and the Compensation Committee.

     ROBERT HENIGSON has been a director of the Company since 1964. Mr. Henigson is a retired attorney, having been a partner of Lawler, Felix & Hall (the predecessor to Arter & Hadden LLP, the Company's counsel) prior to his retirement in 1986. Mr. Henigson is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Henigson is also a director of Scope Industries, a public company listed on the American Stock Exchange.

     KARL H. LORING has been a director of the Company since 1984. Mr. Loring is retired, but continues to provide tax consulting services to certain of his former clients, other than the Company, from time to time. From 1983 to January 1992, Mr. Loring was an officer of Knapp Communications Corporation, a publishing company. For more than five years prior to his retirement in 1983, Mr. Loring, a certified public accountant, was a tax partner for Ernst & Whinney. Mr. Loring is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Loring serves as Chairman of the Audit Committee.

     LESLIE A. WAITE has been a director of the Company since 1977. Mr. Waite is an investment advisor and has been a principal of Waite & Associates since its formation in 1977. Mr. Waite is a member of the Audit

Committee and the Compensation and Stock Option Committee. Mr. Waite serves as Chairman of the Compensation and Stock Option Committee.

  Directors Whose Terms Continue Until 2002

     JOE D. CRIDER became the Chairman of the Board of the Company in February 1997. Mr. Crider was the Chief Executive Officer of the Company from May 1994 until his retirement in January 1999. Mr. Crider was President of the Company until November 1995. Before becoming the Chief Executive Officer, Mr. Crider had been President and Chief Operating Officer and a director since 1987. Prior to being named as the President and Chief Operating Officer, Mr. Crider had been Executive Vice President and Chief Operating Officer since 1975. Mr. Crider also serves as a director of American Steel, L.L.C.

     THOMAS W. GIMBEL was appointed a director of the Company in January 1999. Since 1984, Mr. Gimbel has been the President of Advanced Systems Group, which is an independent computer consulting firm servicing human resource and payroll systems requirements for diverse businesses of various sizes. From 1975 to 1984, Mr. Gimbel was employed by Dun & Bradstreet.

     DAVID H. HANNAH became the Chief Executive Officer of the Company in January 1999, in addition to being President of the Company since November 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer from 1992 to 1995, Vice President and Chief Financial Officer from 1990 to 1992 and Vice President and Division Manager of the Los Angeles Reliance Steel Company division of the Company from 1989 to 1990. From 1987 to 1989, Mr. Hannah was Vice President and Chief Financial Officer of the Company and, from 1981 to 1987, was Chief Financial Officer. Mr. Hannah became a director of the Company in 1992. Mr. Hannah also serves as a director of American Steel, L.L.C. For eight years before joining the Company in 1981, Mr. Hannah, a certified public accountant, was employed by Ernst & Whinney in various professional staff positions.

     GREGG J. MOLLINS was appointed a director of the Company in September 1997 and became Executive Vice President and Chief Operating Officer in November 1995. Mr. Mollins was Vice President and Chief Operating Officer from 1994 to 1995 and Vice President from 1992 to 1994. Prior to that time he had been with the Company for six years as Division Manager of the Santa Clara division. For ten years before joining the Company in 1986, Mr. Mollins was employed by certain of the Company's competitors in various sales and sales management positions.

     WILLIAM I. RUMER has been a director of the Company since 1957. Mr. Rumer retired from Allied Aerospace where he was an aerospace engineer from 1961 to 1985. Mr. Rumer is a member of the Compensation and Stock Option Committee.

  Executive Officers

     In addition to Messrs. Hannah and Mollins, the following are executive officers of the Company:

     KARLA R. MCDOWELL became Senior Vice President and Chief Financial Officer of the Company in February 2000. Ms. McDowell served as Vice President and Chief Financial Officer of the Company from 1999 to 2000 and was Vice President and Controller from 1995 to 1999. Ms. McDowell was Corporate Controller from 1992 to 1995. For four years prior to joining the Company, Ms. McDowell, a certified public accountant, was employed by Ernst & Young in various professional staff positions.

     JAMES P. MACBETH became Vice President, Carbon Steel Operations in July 1998. Prior to this time, Mr. MacBeth served as Division Manager of the Company's Los Angeles Division from September 1995 to June 1998. From December 1991 to September 1995, Mr. MacBeth was Vice President and Division Manager of Feralloy Reliance Company, L.P., a joint venture owned 50% by the Company. Prior to December 1991, Mr. MacBeth held various sales and management positions since joining the Company in 1969.

     WILLIAM K. SALES, JR. joined the Company as Vice President, Non-Ferrous Operations in September 1997. From 1981 to 1997, Mr. Sales served in various sales and management positions with Kaiser Aluminum & Chemical Corp., a producer of aluminum products and a supplier of the Company.

  Significant Employees

     In addition, the following officers of the Company are expected to make significant contributions to the Company's operations:

     KEVIN M. DEMPSEY, 39, joined the Company in January 2001 as Chief Information Officer. Prior to this time, Mr. Dempsey served as Co-Founder, President and Chief Executive Officer of VALUSTEEL, INC., a business-to-business, e-commerce Internet site that focused on the asset recovery segment of the steel industry. Prior to that, he served as Vice President at Crest Steel Corporation in Carson, California, one of several management positions he held at the company over a period of 15 years.

     DONNA NEWTON, 47, became Vice President, Human Resources in January 2001. Ms. Newton joined the Company as Director of Employee Benefits and Human Resources in February 1999. Prior to this time, she was director of sales and service for the Los Angeles office of Aetna U.S. Healthcare and also held various management positions at Aetna over a 20-year period.

     KAY RUSTAND, 52, joined the Company as Vice President and General Counsel in January 2001. Prior to this time, Ms. Rustand was a partner at the law firm of Arter & Hadden LLP (the Company's counsel) in Los Angeles, California, specializing in corporate and securities law. She also served as a law clerk for the Honorable Herbert Y. C. Choy, of the U. S. Court of Appeals, 9th Circuit.

BOARD OF DIRECTORS

     Members of the Board of Directors of the Company who are not employees are paid $6,250 per quarter, plus $1,200 for each Board or committee meeting attended. In addition, the Chairmen of the Audit Committee and the Compensation and Stock Option Committee are paid an additional $1,000 per quarter. All directors are reimbursed for expenses incurred in connection with Board or committee meetings. Under the Directors Stock Option Plan, non-employee directors are entitled to receive options to acquire the Company's Common Stock in accordance with that plan. During 2000, the Board of Directors met six times. No person attended fewer than 80% of the aggregate of the total number of Board meetings and the total number of committee meetings held by the committees on which he served.

     The Board of Directors has authorized two standing committees: The Audit Committee and the Compensation and Stock Option Committee, but has no standing Nominating Committee at the present time. Nominations for the Board of Directors are made and considered by the Board of Directors acting as a whole.

     The Audit Committee confers formally with the Company's independent auditors, as well as with members of the Company's management, members of the Company's internal audit department and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. Reports of the Audit Committee's findings are made to the Board of Directors. The Audit Committee makes recommendations to the Board of Directors with respect to the scope of the audit conducted by the independent auditors of the Company and the related fees, the accounting principles being applied by the Company in financial reporting, and the adequacy of internal controls and financial accounting procedures. In 2000, the Audit Committee met six times.

     The Compensation and Stock Option Committee annually reviews the compensation of officers of the Company and recommends to the Board of Directors changes in that compensation, as well as administering the Company's stock option plans and its Supplemental Executive Retirement Plan. The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. In 2000, the Compensation and Stock Option Committee met one time.

                             AUDIT COMMITTEE REPORT

     The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities over Reliance's financial reporting process and systems of internal controls, monitoring the independence and performance of Reliance's independent auditors, and maintaining open communication between the Board and the independent auditors, the internal auditors, and financial management. The three-member Audit Committee, which is composed entirely of independent, non-employee directors, met six times during 2000. The Audit Committee reviewed its Charter and suggested changes to the Board. A copy of the revised Audit Committee Charter adopted by the Board is attached as Appendix A.

     In fulfilling its responsibilities under the Charter, the Audit Committee reviewed and discussed the audited financial statements for fiscal 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee also has discussed with the independent auditors the auditors' independence from management and the Company, including the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditors' independence.

     In reliance on the Audit Committee's reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Reliance's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and recommended to the Board of Directors, subject to approval of the shareholders, that Ernst & Young LLP be re-appointed as the Company's independent auditors for fiscal year 2001.

Robert Henigson             Karl H. Loring, Chairman             Leslie A. Waite

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

THE COMMITTEE

     The four-member Compensation and Stock Option Committee of the Board of Directors (the "Compensation and Stock Option Committee" or the "Committee"), which is composed entirely of independent, non-employee directors, makes recommendations to the Board of Directors regarding compensation of the Company's officers. The following report submitted by the Compensation and Stock Option Committee addresses the Company's compensation policies for 2000 applicable to the Company's Corporate officers, including the executive officers named in the Summary Compensation Table, and the Stock Option Plan and Supplemental Executive Retirement Plan (the "SERP").

PRINCIPLES AND PROGRAMS

     The Company's executive compensation program is a pay for performance program. It is designed to:

     - motivate executives to enhance shareholder value with compensation plans that are tied to Company performance; and

     - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

CASH SALARIES AND INCENTIVE COMPENSATION PROGRAMS

     To meet the above objectives, the program has both cash and equity elements which consist of base salary, an annual cash (and stock) incentive bonus and stock options. In determining executive compensation, the Compensation and Stock Option Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data publicly available with respect to the Company's key competitors. When competitive data is used, the Committee gives primary consideration to the companies in its peer group.

     Generally, the base compensation is set in the mid to high-range for comparable companies, and the cash and stock incentive bonus is used to compensate employees for their performance. It is expected that total compensation will vary annually based on Company and individual performance and individual contributions to the Company and its performance. The Compensation and Stock Option Committee and the management of the Company believe that compensation should be based both on short-term and long-term measurements and be directly tied to Company performance. The Compensation and Stock Option Committee applied the same standards to Mr. Hannah as Chief Executive Officer of the Company as to other officers.

     Under the Company's Key-Man Incentive Plan, the cash portion of the annual bonus is designed to provide a short-term (one-year) incentive to officers based on an evaluation of their individual contribution to the Company's financial performance for the year and to assist in their exercise of the Company's stock options for a long-term incentive. Corporate officers and division managers are eligible for incentive payments. Incentive awards are made after the prior fiscal year's results are known. Generally, the aggregate of all awards made as an annual bonus may not exceed that amount which is equal to 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year (the "Incentive Pool"). No awards are made unless the Company's net income for that year exceeds the average rate of return on a one-year Treasury bill (considered as a risk-free rate of return) multiplied by the Company's net worth. Upon recommendation of the Compensation and Stock Option Committee, the Board approves all Corporate officer incentive payments. Officers of the subsidiaries are not currently eligible to participate in the Key-Man Incentive Plan, but are eligible to participate in other plans that this Committee does not administer. These plans are based on each subsidiary's financial performance for the year.

     The formula used to distribute the Incentive Pool among the key personnel is reviewed annually to reflect better the individuals' respective contributions to the operational profitability of the Company. The Company's officers are awarded points based on their individual performance, as determined appropriate by the Committee. Participating Division Managers are ranked according to four criteria (size of the division, measured in sales dollars; profitability of the division, in dollars; pretax return on sales percentage; and pretax return on division assets percentage) and awarded points based on their rankings. The Incentive Pool is then allocated to participants based on their respective number of points.

     The maximum incentive bonus for division managers is 40% of base compensation. The maximum incentive bonus for the Company's Corporate officers ranges from 40% to 125% of base compensation. This incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock, which is restricted for two years and is considered a long-term incentive. The Company's Corporate officers have the option of having this incentive compensation bonus payable 100% in cash.

     With respect to stock options that may be granted, which are considered long-term incentives, the Compensation and Stock Option Committee has its scope and authority defined for it by the Stock Option Plan which it administers. The Committee has complete authority to interpret the Plan and make all decisions with respect to how it functions. The Committee recommends to whom and in what number, and with what terms and conditions, options should be granted but the Board must authorize the issuance of the options.

     The Committee recommended to the Board in 2000 that an aggregate of 146,500 options be issued to key employees, of which 30,000 were issued to named executive officers, which recommendations were approved and options granted by the Board in January 2000.

     Typically, the Committee receives recommendations from the executive officers of the Company as to who should receive options and in what amounts and then the Committee meets to review and discuss those recommendations. In making its recommendations to the Board, the Committee considers the position of the intended optionee, his or her importance to the Company's activities, the number of options already granted to that individual and the option price or prices at which those earlier granted options are exercisable, the total number of options to be recommended for granting and the relative number of such recommended option grants among the various individuals then under consideration for option grants.

     The Committee generally does not consider the number of options granted by other unrelated companies to their respective employees, nor has it ever sought such information.

Robert Henigson    Karl H. Loring   William I. Rumer   Leslie A. Waite, Chairman

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information concerning the compensation paid by the Company during fiscal years 2000, 1999 and 1998 to its chief executive officer and each of the other four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during fiscal 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                            ------------------------
                                                                                          SECURITIES
                                             ANNUAL COMPENSATION            RESTRICTED    UNDERLYING
          NAME AND                    ----------------------------------      STOCK        OPTIONS/        ALL OTHER
     PRINCIPAL POSITION       YEAR     SALARY     BONUS(1)     OTHER(3)       AWARDS       SARS(#)      COMPENSATION(2)
     ------------------       ----    --------    ---------    ---------    ----------    ----------    ---------------
David H. Hannah,............  2000    $400,000    $508,508     $306,533                     10,000          $9,707
  President and Chief         1999     355,000     451,321      302,068                     75,000           9,547
  Executive Officer           1998     325,000     331,946                                                   9,884
Gregg J. Mollins,...........  2000    $300,000    $381,425     $563,625                     10,000          $9,707
  Executive Vice              1999     255,000     324,238                                  75,000           9,547
  President and Chief         1998     235,000     240,071                                                   9,884
  Operating Officer
Karla R. McDowell,..........  2000    $180,000    $228,925     $147,774                     10,000          $9,707
  Senior Vice President       1999     150,000     153,300      139,669                     30,000           9,547
  and Chief Financial         1998     100,000      77,083                                                   8,711
  Officer
James P. MacBeth............  2000    $170,000    $173,717                                                  $9,661
  Vice President,             1999     150,000     153,300                                  28,875           9,547
  Carbon Steel Operations     1998     120,000     105,700                                   9,000           9,661
William K. Sales, Jr. ......  2000    $170,000    $173,717                                                  $9,707
  Vice President, Non-        1999     150,000     153,300                                  28,875           4,800
  Ferrous Operations          1998     140,000     108,092                                                   4,800

---------------
(1) The amounts shown were paid under the Company's Key-Man Incentive Plan and also include Christmas gifts.

(2) Amounts represent allocations to the accounts of each of the named executive officers of contributions made to the Company's ESOP and the amount which represents the Company's matching contribution to its 401(k) savings plan.

(3) The 2000 and 1999 amounts represent the difference between the exercise price and fair market value at date of exercise of non-qualified stock options. See "Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values".

     During the fiscal years ended December 31, 2000, 1999 and 1998, non-qualified stock options for 30,000, 237,750, and 9,000 shares, respectively, of the Company's Common Stock were granted to the executive officers named in the previous table. The following table sets forth information for the executive officers named above with regard to stock options granted during the year ended December 31, 2000:

                     OPTIONS AND STOCK APPRECIATION RIGHTS
                        GRANTED DURING LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                         PERCENT OF                                ANNUAL RATES OF STOCK
                                           TOTAL                                  PRICE APPRECIATION FOR
                               NUMBER     EMPLOYEE     PER SHARE                        OPTION TERM
                                 OF       OPTIONS      EXERCISE     EXPIRATION    -----------------------
     NAME                      SHARES     GRANTED        PRICE         DATE          5%           10%
     ----                      ------    ----------    ---------    ----------    ---------    ----------
David H. Hannah..............  10,000       6.8%        $22.00       1/19/05       $60,782      $134,312
Gregg J. Mollins.............  10,000       6.8%        $22.00       1/19/05       $60,782      $134,312
Karla R. McDowell............  10,000       6.8%        $22.00       1/19/05       $60,782      $134,312
James P. MacBeth.............      0        0.0%            --            --             0             0
William K. Sales, Jr. .......      0        0.0%            --            --             0             0

     The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 2000, and the stock options held as of December 31, 2000:

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING                 IN-THE-MONEY
                                SHARES                         UNEXERCISED OPTIONS/            OPTIONS/SARS
                              ACQUIRED ON       VALUE          SARS AT FY-END(#)(2)           AT FY-END($)(1)
       NAME                   EXERCISE(#)   REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
       ----                   -----------   --------------   -------------------------   -------------------------
David H. Hannah.............    17,250         $306,533            18,750/66,250             $ 66,600/$227,300
Gregg J. Mollins............    33,750         $563,625            18,750/66,250             $ 66,600/$227,300
Karla R. McDowell...........     8,437         $147,774             7,500/32,500             $ 44,400/$160,700
James P. MacBeth............         0                0            19,594/27,281             $135,694/$134,471
William K. Sales, Jr. ......         0                0            20,719/26,156             $113,610/$151,830

---------------
(1) The value of the shares as of December 31, 2000 was based on the composite closing price on the New York Stock Exchange for that date or at the date of exercise.

(2) Includes options where the option price exceeded the closing price for these shares as of December 31, 2000.

STOCK OPTION PLANS

     In 1994, the Board of Directors of the Company adopted an Incentive and Non-Qualified Stock Option Plan (the "1994 Plan"), which was approved by the shareholders in May 1994. There are 1,687,500 shares of Common Stock reserved for issuance under the 1994 Plan. The 1994 Plan provides for granting of stock options that may be either "Incentive Stock Options" within the meaning of
Section 422A of the Internal Revenue Code of 1986 (the "Code") or "Non-Qualified Stock Options" which do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Non-Qualified Stock Options must be issued at an option exercise price equal to at least fair market value on the date of grant. Exercise of a stock option will be subject to terms and conditions established by the Committee and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of the Company's Common Stock or other form of payment authorized by the Committee. Stock options may not be granted more than ten years from the date of the 1994 Plan and expire five years from the date of the grant.

     In March 1998, options to purchase 121,500 shares of the Company's Common Stock were issued at $23.33 per share. In June 1998, options to purchase 31,500 shares of the Company's Common Stock were issued at $24.67 per share. In October 1998, options to purchase 136,500 shares of the Company's Common Stock were issued at $19.87 per share. Of these options, 9,000 options were issued to named executive officers of the Company. In March 1999, options to purchase 518,250 shares of the Company's Common Stock were issued at $18.83 per share, and options to purchase 60,000 shares of the Company's Common Stock were issued in May 1999 at $25.46 per share. Of these options, 237,750 options were issued to named executive officers of the Company. In January 2000, options to purchase 146,500 shares of the Company's Common Stock were issued at $22.00 per share. Of these options, 30,000 options were issued to named executive officers of the Company. In 1998, options to acquire 64,875 shares of the Company's Common Stock were exercised at $8.11 per share, none of which were exercised by named executive officers of the Company. In 1999, options to acquire 111,275 shares of the Company's Common Stock were exercised at prices ranging from $8.11 to $19.50 per share, 24,938 of which were exercised by named executive officers of the Company. In 2000, options to acquire 182,863 shares of the Company's Common stock were exercised at prices ranging from $8.11 to $19.88 per share, 59,437 of which were exercised by named executive officers of the Company.

     In May 1998, the shareholders approved the Directors Stock Option Plan for non-employee directors (the "Directors Plan"). There are 300,000 shares of the Company's Common Stock reserved for issuance under the Directors Plan. In February 1999, the Directors Plan was amended to authorize the Board of Directors of the Company to grant additional options to acquire the Company's Common Stock to non-employee directors. Options under the Directors Plan are non-qualified stock options, with an exercise price equal to fair market value at the date of grant. All options granted expire five years from the date of grant. None of the stock options becomes exercisable until one year after the date of the grant, unless specifically approved by the Board of Directors. In each of the following four years, 25% of the options become exercisable on a cumulative basis. In 1998, options to purchase 37,500 shares of the Company's Common Stock were issued at $26.08 per share. In January 1999, options to purchase 7,500 shares of the Company's Common Stock were issued at $18.58 per share. In February 1999, options to purchase 7,500 shares of the Company's Common Stock were issued at $18.04 per share. In March 1999, options to purchase 105,000 shares of the Company's Common Stock were issued at $18.83 per share. With this grant, 20% of the options were immediately exercisable, and, in each of the following four years, 20% of the options become exercisable on a cumulative basis, as specifically approved by the Board of Directors. No options were issued in 2000. No options were exercisable during 1998. In 1999, options to acquire 1,500 shares of the Company's Common Stock were exercised at a price of $18.83 per share. In 2000, options to acquire 6,000 shares of the Company's Common Stock were exercised at a price of $18.83 per share.

401(k) SAVINGS PLAN

     Various 401(k) and profit sharing plans were maintained by the Company and its subsidiaries. Effective in 1998, the Reliance Steel & Aluminum Co. Master 401(k) Plan (the "Master Plan") was established, which combined several of the various 401(k) and profit sharing plans of the Company and its subsidiaries into one plan. Salaried and certain hourly employees of the Company and its participating subsidiaries are covered under the Master Plan. The Master Plan will continue to allow each subsidiary's Board to determine independently the annual matching percentage and maximum compensation limits or annual profit sharing contribution. Eligibility occurs after three months of service, and the Company contribution vests at 25% per year, commencing one year after the employee enters the Master Plan. The Company contributions to the Master Plan for the years ended December 31, 2000, 1999 and 1998 were $3,792,000, $2,596,000 and $2,965,000, respectively. Other 401(k) and profit sharing plans exist as certain subsidiaries have not yet combined their plans into the Master Plan as of December 31, 2000. During 2000, the 401(k) benefit plans acquired as a result of the acquisitions of certain subsidiaries were merged into the Master Plan, resulting in additional contribution expense during the 2000 year of approximately $1,210,000.

     The Company also participates in various multi-employer pension plans covering certain employees not covered under the Company's benefit plans pursuant to agreements between the Company and collective bargaining units who are members of such plans.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In 1996, the Company adopted a Supplemental Executive Retirement Plan ("SERP"), which provides post-retirement benefits to key officers of the Company. Under the SERP, benefit payments equal 50% of the average of the participant's highest five years of the last ten years of total cash compensation, less benefits from other Company sponsored retirement plans, including the 401(k) Plan and ESOP. The SERP was amended in 1999 to provide for a pre-retirement death benefit. A separate SERP exists for one of the companies acquired during 1998, which provides post-retirement benefits to its employees. The Company expenses were $1,096,000, $1,007,000 and $681,000 for the plans for the years ended December 31, 2000, 1999 and 1998, respectively, based on calculations made by the Company's actuaries.

     The estimated present value of annual benefits payable by the SERP, net of amounts received under other Company sponsored retirement plans, at the normal retirement age of 65 for each of the executive officers named above is as follows:

                                                         ESTIMATED ANNUAL BENEFITS
                         NAME                             PAYABLE UPON RETIREMENT
                         ----                            -------------------------
David H. Hannah........................................          $284,388
Gregg J. Mollins.......................................          $219,600
Karla R. McDowell......................................          $ 94,764
James P. MacBeth.......................................          $106,860
William K. Sales, Jr. .................................          $117,228

INCENTIVE PLAN

     The Company has maintained a Key-Man Incentive Plan for division managers and officers since 1965, with subsequent amendments. The Key-Man Incentive Plan was most recently modified in January 1999, to reflect the conditions of the Company and the industry, and to allocate the incentive bonus pool in accordance with the contributions of the eligible personnel. The initial incentive bonus pool is calculated to equal 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year. That pool is then adjusted by additional calculations, including the accrual of the calculated incentives. The Company's officers and division managers are eligible to participate in the pool and are ranked according to certain criteria, and awarded points based on their rankings. The incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock, except that the Company's Corporate officers have the option of having this bonus paid 100% in cash. Officers of the subsidiaries are not currently eligible to participate under the Key-Man Incentive Plan. See "Compensation and Stock Option Committee Report".

     The Company also maintains a bonus plan for division managers that allows them to participate in pre-tax income from their respective divisions if that income exceeds an amount equal to a 15% return on division assets. This bonus plan has been in effect for many years. In 2000, all 24 division managers received bonuses under this plan. In addition, most divisions have informal incentive compensation arrangements for other employees, which are proposed by division managers and approved from time to time by executive officers of the Company. The Company's subsidiaries have separate incentive bonus plans structured in the same manner to provide bonuses to certain of the officers and managers of these subsidiaries, based upon the earnings of the respective subsidiary. These subsidiary bonus plans are also reviewed periodically by the executive officers of the Company.

EMPLOYEE STOCK OWNERSHIP PLAN

     In 1974, the Company adopted an Employee Stock Ownership Plan ("ESOP") that was approved by the Internal Revenue Service as a qualified plan and that allows eligible employees to acquire stock in the Company. Bank of America was the trustee of the ESOP until March 1, 1999, when Union Bank of California was appointed the ESOP trustee. All non-union employees, including officers, are eligible to participate in the ESOP as of January 1 after one and one-half years of service with the Company. An employee who is eligible to participate is fully vested in the shares of the Company's Common Stock allocated to his/her ESOP account. Allocation is based on the participant's compensation each year, including bonuses, as compared to the total compensation of all participants, subject to the maximum amounts established by the Internal Revenue Service. Each year, the Company contributes to the ESOP an amount determined by the Board of Directors, but no less than that amount necessary to cover the obligations of the ESOP, including any trustee's fees. The Company's cash contributions were $800,000 in each of 2000, 1999 and 1998. The cash contributions are then used to purchase shares of the Company's Common Stock on the open market. The shares are retained by the ESOP until a participant retires or otherwise terminates his/her employment with the Company. Employees of the subsidiaries, except for RSAC Management Corp., are not eligible to participate under the Company's ESOP.

                         AMENDMENT OF STOCK OPTION PLAN

     Section 5 of the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan (the "Plan") allows the Board of Directors to grant options under the Plan to acquire up to 1,687,500 shares of the Company's Common Stock. The Board of Directors believes it is in the best interest of the Company and its shareholders to amend the Plan to authorize the Board of Directors to grant options to acquire up to 2,500,000 shares of Common Stock to officers and key employees of the Company in order for the Company to attract and retain well-qualified employees. The Board of Directors has adopted the following resolution to amend the Plan:

          "NOW, THEREFORE, IT IS HEREBY RESOLVED that Section 5 of the Plan be amended, subject to shareholder approval, to allow the Board of Directors to grant options to acquire up to 2,500,000 shares of the Company's Common Stock pursuant to the terms and conditions of the Plan."

     The Company is seeking shareholder approval of this resolution. If this resolution is approved by the shareholders, the Company will register the additional shares with the Securities and Exchange Commission and will apply to have the additional shares listed on the New York Stock Exchange. The affirmative vote of holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to approve this resolution. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR THE GRANT OF OPTIONS.

                               PERFORMANCE GRAPHS

     The following graph compares the performance of the Company's Common Stock with that of the S&P 500, the Russell 2000 and a peer group selected by the Company for the five-year period from December 31, 1995, adjusted for the September 1999 and June 1997 3-for-2 stock splits, through December 31, 2000. The comparison of total return assumes that a fixed investment of $100 was invested on December 31, 1995 in the Company's Common Stock and assumes the reinvestment of dividends. Since there is no nationally-recognized industry index consisting of metals service center companies to be used as a peer group index, the Company constructed its own peer group. The peer group consists of Steel Technologies Inc., Olympic Steel Inc., and Gibraltar Steel Corporation, all of which have securities listed for trading on NASDAQ; A. M. Castle & Co., which has securities listed for trading on the American Stock Exchange; and Huntco, Inc., Metals USA, Inc. and Ryerson Tull, Inc. which have securities listed for trading on the New York Stock Exchange, as of December 31, 2000. The returns of each member of the peer group are weighted according to that member's stock market capitalization as of the period measured. Although the performance of the Company's Common Stock has been better than the performance of the securities of those companies in the peer group, the stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG RELIANCE STEEL & ALUMINUM CO., THE S&P 500 INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                              [PERFORMANCE GRAPH]

                                                                 CUMULATIVE TOTAL RETURN
                                                    --------------------------------------------------
                                                    12/95    12/96    12/97    12/98    12/99    12/00
                                                    -----    -----    -----    -----    -----    -----
                Reliance Steel & Aluminum Co.        100      171      219      205      263      281
                Peer Group                           100      143      128       89       94       40
                S&P 500                              100      123      164      211      255      232
                Russell 2000                         100      116      143      139      168      163

---------------
* $100 Invested on December 31, 1995 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

     In addition to a provision authorizing the indemnification of directors, the Company's Restated Articles of Incorporation include a provision which limits or eliminates the personal liability of directors for monetary damages to the Company or its shareholders for the breach of fiduciary duty as a director in accordance with California corporate law. This provision does not limit or eliminate the liability of a director for the following: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provisions of the Indemnification Agreements described below will be available to directors in the event of claims made against a director for certain types of liability which are not eliminated in the Restated Articles of Incorporation.

     The Company's Bylaws require the Company to indemnify officers, directors, employees and agents to the fullest extent permissible by California Corporations Code Section 317 against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by that person as a result of being made or threatened to be made a party to a proceeding. The Company has entered into indemnification agreements (such contracts are hereinafter referred to as the "Indemnification Agreements") with all of its present directors and all of its officers, to indemnify these persons against certain liabilities. The form of these Indemnification Agreements was approved by the Board of Directors and shareholders of the Company in March 1988, and the shareholders also authorized the Board of Directors to enter into Indemnification Agreements with all existing and future directors at the time they are so elected and to determine, from time to time, whether similar Indemnification Agreements should be entered into with other individual officers who are not directors. The Indemnification Agreements provide for indemnification in cases where indemnification might not otherwise be available in the absence of the Indemnification Agreements under the Company's Restated Articles of Incorporation.

     Each Indemnification Agreement provides that the Company will indemnify the indemnitee and hold him or her harmless, to the fullest extent permitted by law, from all amounts which he or she pays or is obligated to pay as a result of claims against him or her arising out of his or her service to the Company, including derivative claims by or in the right of the Company. The Company has agreed to indemnify against the amounts of all damages, judgments, sums paid in settlement (if approved by the Company, which approval will not be unreasonably withheld), counsel fees, costs of proceedings or appeals, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) within the scope of the indemnification.

     In addition, the Company has purchased directors and officers liability insurance for the benefit of its directors and officers and excess directors and officers liability insurance for the benefit of its Audit Committee members.

                         COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the officers and directors of the Company and any person who directly or indirectly is the beneficial owner of more than 10% of the Company's Common Stock must file reports of beneficial ownership and any changes in such ownership. The three forms used for reports are: the Form 3, which is an initial statement of beneficial ownership of such securities; the Form 4, which reports changes in beneficial ownership, generally occurring in the previous month; and the Form 5, which is an annual statement to report changes that have not previously been reported. Each of these forms must be filed at specified times.

     Based solely on the Company's review of such forms and written representations made by certain of such reporting persons, the Company believes that during the year ended December 31, 2000, all such persons have complied with the requirements of Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has acted as the Company's independent auditors for more than sixty years. The Board of Directors has selected Ernst & Young LLP to serve in that capacity again for 2001. Fees for the last annual audit were $1.0 million and all other fees were $1.9 million including audit related services of $0.7 million, and non-audit services, primarily tax consulting services, of $1.2 million. Audit related services generally include fees for internal audit, accounting consultations, benefit plan audits and business acquisitions.

     A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. At the Annual Meeting, the shareholders will be asked to ratify and approve this selection. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     While management has no reason to believe that any other business will be presented at the Annual Meeting, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2002 Annual Meeting and included in the Company's proxy materials relating to such meeting must be received not later than December 19, 2001. Such proposals must be addressed to the Secretary of the Company.

     The Company will furnish without charge to any shareholder, upon written request directed to the Secretary of the Company at its address appearing at the top of the first page of this Proxy Statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 16, 2001

                                   APPENDIX A

                         RELIANCE STEEL & ALUMINUM CO.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Audit Committee (the "Committee") of Reliance Steel & Aluminum Co. ("Reliance") shall be composed of three or more members of the Board of Directors (the "Board"), each of whom is financially literate and at least one of whom has accounting or related financial management experience. All members of the Committee shall be free of any relationship that may interfere with their exercise of independent judgment and shall meet the requirements of the New York Stock Exchange ("NYSE").

PURPOSE

     The primary purpose of the Committee is to assist the Board in fulfilling the Board's oversight responsibilities over Reliance's financial reporting process and systems of internal controls, monitoring the independence and performance of Reliance's independent auditors and maintaining open communication between the Board and the independent auditors, the internal auditors and financial management.

RESPONSIBILITIES

  Review Procedures

     1. Annually review the Charter and the Committee's adherence to it.

     2. Annually review with Reliance's counsel legal matters that could have a significant impact on the financial statements.

     3. Review with financial management and the independent accountants Reliance's annual and quarterly financial statements prior to filing or distribution. Discuss any significant changes to Reliance's accounting principles and any items required to be communicated by the independent accountants in accordance with the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61 ("AICPA SAS 61").

     4. Discuss with management, the internal auditors and the independent accountants any significant financial risks and the actions required to minimize such risks.

     5. Annually review related party transactions for potential conflicts of interest.

     6. Review financial and accounting personnel succession planning.

  Independent Auditors

     1. Annually recommend to the Board the independent auditors to be appointed after evaluating independence, performance and cost effectiveness. The Committee must approve any discharge of the independent auditor. The independent auditors are ultimately accountable to the Audit Committee and the Board.

     2. Annually obtain and review written report from independent auditors disclosing all relationships with Reliance and consider impact on their independence and objectivity.

     3. Review with the independent auditors the scope and procedures of the audit and approve all amounts to be paid to the independent auditors.

     4. Review with the independent auditors (a) the results of their audit in accordance with AICPA SAS 61, as amended, (b) their findings and recommendations, (c) the opinion to be issued in respect to Reliance's financial statements prior to any filings or other distribution and (d) the quality and acceptability of Reliance's accounting principles.

     5. Review with the independent auditors, Reliance's internal auditors and financial management, the integrity, adequacy and effectiveness of the accounting and other financial controls of Reliance.

     6. Provide an opportunity for direct communication between the Board and the internal auditors and independent auditors, including the opportunity to meet with the Audit Committee without members of management present.

     7. Review with management and the independent auditors the financial information, including management's discussion and analysis, to determine that the independent auditors are satisfied with the disclosure and content of the financial information.

  Internal Audit Department

     1. Review with Reliance's internal auditors the independence and authority of their reporting obligations and proposed audit plans and their coordination with the independent auditors, as well as any significant findings or reports prepared by the Internal Audit Department and management's response and follow-up. The Internal Audit Department shall be responsible to senior management, but shall report to the Board through the Audit Committee.

     2. Review the performance of Reliance's internal auditors. The Committee must approve management's appointment, termination or replacement of the internal auditors.

  Other Responsibilities

     1. Consider, and, if appropriate, investigate any matter brought to the attention of the Audit Committee within the scope of its duties. The Committee shall have direct access to the independent auditors and Reliance personnel and may retain, at Reliance's expense, special legal, accounting or other consultants or experts.

     2. Maintain minutes of meetings and periodically report to the Board on its activities.

     3. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee is not responsible for planning or conducting audits or determining that Reliance's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and Reliance's Code of Conduct.

                                                                           LOT A

[LOGO]

PROXY

                         RELIANCE STEEL & ALUMINUM CO.
             Proxy Solicited on Behalf of the Board of Directors of
         the Company for Annual Meeting of Shareholders on May 16, 2001

The undersigned hereby instructs Union Bank of California N.A., as trustee of the Employee Stock Ownership Plan, to appoint David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 16, 2001 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

                                                  (Change of address/comments)
1. To elect Directors, Nominees:
   01. Douglas M. Hayes, 02. Robert Henigson,
   03. Karl H. Loring, 04. Leslie A. Waite        ----------------------------
2. To amend the Company's Bylaws to change        ----------------------------
   the authorized number of directors to not      ----------------------------
   less than nine nor more than fifteen.          ----------------------------
3. To amend the Company's Incentive and           (If you have written in the
   Non-Qualified Stock Option Plan to             above space, please mark the
   increase to 2.5 million the number of          corresponding box on the
   shares of Common Stock available               reverse side of this card.)
   for the grant of options.
4. To approve Ernst & Young LLP as independent auditors.
5. In their discretion on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2, 3, 4 and 5. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                    SEE REVERSE
                                                                       SIDE
--------------------------------------------------------------------------------
                            ! FOLD AND DETACH HERE !


                                     [LOGO]
                                 RELIANCE STEEL
                                 & ALUMINUM CO.

                                                                            1592
[X] Please mark your
    votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2, 3, 4 and 5.


FOR         WITHHELD                                                                   FOR    AGAINST  ABSTAIN
[ ]          [ ]                      2. Amend the Company's Bylaws to change the      [ ]     [ ]      [ ]
1. For, except vote withheld             authorized number of directors to not
   from the following                    less than nine nor more than fifteen.
   nominee(s):
                                      3. Amend the Company's Incentive and Non-        [ ]     [ ]      [ ]
--------------------------------         Qualified Stock Option Plan to increase
                                         to 2.5 million the number of shares of
                                         Common Stock available for the grant of
                                         options.

                                      4. Approval of Ernst & Young LLP as              [ ]     [ ]      [ ]
                                         independent auditors.

                                      5. In their discretion on such other             [ ]     [ ]      [ ]
                                         matters as may properly come before the
                                         meeting.

                                                              Change of Address        [ ]
                                                              on Reverse Side.


SIGNATURE(S)_________________________ DATE________
NOTE:   Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            ! FOLD AND DETACH HERE !




                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

            [icon]  Accessing the World Wide Web site
                    http://www.eproxyvote.com/rs1 to vote via the Internet.

            [icon] Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

            [icon] Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Reliance Steel & Aluminum Co., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8670, Edison, New Jersey 08818-9161.


You can vote by phone or via the Internet anytime prior to May 15, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

                                                                           LOT B

[LOGO]

PROXY


                         RELIANCE STEEL & ALUMINUM CO.
             Proxy Solicited on Behalf of the Board of Directors of
         the Company for Annual Meeting of Shareholders on May 16, 2001

The undersigned hereby instructs Fidelity Management Trust Company, as trustee of the Master 401(k) Plan, to appoint David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 16, 2001 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

                                                  (Change of address/comments)
1. To elect Directors, Nominees:
   01. Douglas M. Hayes, 02. Robert Henigson,
   03. Karl H. Loring, 04. Leslie A. Waite        ------------------------------
2. To amend the Company's Bylaws to change        ------------------------------
   the authorized number of directors to not      ------------------------------
   less than nine nor more than fifteen.          ------------------------------
3. To amend the Company's Incentive and Non-      (If you have written in the
   Qualified Stock Option Plan to increase to     above space, please mark the
   2.5 million the number of shares of Common     corresponding box on the
   Stock available for the grant of options.      reverse side of this card.)
4. To approve Ernst & Young LLP as independent auditors.
5. In their discretion on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2, 3, 4 and 5. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                    SEE REVERSE
                                                                       SIDE

--------------------------------------------------------------------------------
                            ! FOLD AND DETACH HERE !


                                     [LOGO]
                                 RELIANCE STEEL
                                 & ALUMINUM CO.

                                                                           4386

[X] Please mark your
    votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2, 3, 4 and 5.


FOR         WITHHELD                                                                   FOR    AGAINST  ABSTAIN
[ ]          [ ]                      2. Amend the Company's Bylaws to change the      [ ]     [ ]      [ ]
1. For, except vote withheld             authorized number of directors to not
   from the following                    less than nine nor more than fifteen.
   nominee(s):
                                      3. Amend the Company's Incentive and Non-        [ ]     [ ]      [ ]
--------------------------------         Qualified Stock Option Plan to increase
                                         to 2.5 million the number of shares of
                                         Common Stock available for the grant of
                                         options.

                                      4. Approval of Ernst & Young LLP as              [ ]     [ ]      [ ]
                                         independent auditors.

                                      5. In their discretion on such other             [ ]     [ ]      [ ]
                                         matters as may properly come before the
                                         meeting.

                                                              Change of Address        [ ]
                                                              on Reverse Side.


SIGNATURE(S)_________________________ DATE________
NOTE:   Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            ! FOLD AND DETACH HERE !



                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:


            [icon]  Accessing the World Wide Web site
                    http://www.eproxyvote.com/rs2 to vote via the Internet.

            [icon] Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

            [icon] Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Reliance Steel & Aluminum Co., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote by phone or via the Internet anytime prior to May 15, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

                                                                           LOT C
[LOGO]

PROXY

                         RELIANCE STEEL & ALUMINUM CO.
              Proxy Solicited on Behalf of the Board of Directors
        of the Company for Annual Meeting of Shareholders on May 16, 2001

The undersigned hereby constitutes and appoints David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 16, 2001 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

                                                  (Change of address/comments)

1. To elect Directors, Nominees:                  ------------------------------
   01. Douglas M. Hayes, 02. Robert Henigson,     ------------------------------
   03. Karl H. Loring, 04. Leslie A. Waite        ------------------------------
2. To amend the Company's Bylaws to change        ------------------------------
   the authorized number of directors to not      (If you have written in the
   less than nine nor more than fifteen.          above space, please mark the
3. To amend the Company's Incentive and Non-      corresponding box on the
   Qualified Stock Option Plan to increase to     reverse side of this card.)
   2.5 million the number of shares of Common
   Stock available for the grant of options.
4. To approve Ernst & Young LLP as independent auditors.
5. In their discretion on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2, 3, 4 and 5. The Proxy Committee cannot vote your shares unless you sign and return this card.


                                                                    SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------
                             !FOLD AND DETACH HERE!


                                     [LOGO]

                                 RELIANCE STEEL
                                 & ALUMINUM CO.

[X] Please mark your
    votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2, 3, 4 and 5.


FOR         WITHHELD                                                           FOR    AGAINST  ABSTAIN
[ ]          [ ]              2. Amend the Company's Bylaws to change the      [ ]     [ ]      [ ]
1. For, except vote withheld     authorized number of directors to not
   from the following            less than nine nor more than fifteen.
   nominee(s):
                              3. Amend the Company's Incentive and Non-        [ ]     [ ]      [ ]
------------------------         Qualified Stock Option Plan to increase
                                 to 2.5 million the number of shares of
                                 Common Stock available for the grant of
                                 options.

                              4. Approval of Ernst & Young LLP as              [ ]     [ ]      [ ]
                                 independent auditors.

                              5. In their discretion on such other             [ ]     [ ]      [ ]
                                 matters as may properly come before the
                                 meeting.

                                                      Change of Address        [ ]
                                                      on Reverse Side.


SIGNATURE(S)_________________________ DATE________
NOTE:   Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            ! FOLD AND DETACH HERE !


                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

            [icon]  Accessing the World Wide Web site
                    http://www.eproxyvote.com/rs to vote via the Internet.

            [icon] Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

            [icon] Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Reliance Steel & Aluminum Co., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote by phone or via the Internet anytime prior to May 15, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.